Exhibit 99.1
FARO Announces Third Quarter Financial Results
•Revenue of $82.6 million, at the upper end of guidance range
•Gross margin of 55.7%; Non-GAAP gross margin 56.1%, above guidance range
•Loss per share of $(0.02); Non-GAAP earnings per share (“EPS”) of $0.21, above guidance range
•Cash flow from operations of $2.6 million
•Share repurchases of $10 million during the quarter

LAKE MARY, FL, November 6, 2024 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the third quarter ended September 30, 2024.
“I am proud of our ongoing progress in profitability, achieving 55.7% gross margins, GAAP net loss of $0.3 million and $8.9 million of adjusted EBITDA, or 10.7% of revenue, all exceeding our expectations for the third quarter. This marks a significant transformation in our operations over the past year, as its the first time that we have delivered back-to-back double-digit quarterly adjusted EBITDA margins in almost a decade,” said Peter Lau, President & Chief Executive Officer. “Looking ahead, we are committed to executing on our growth initiatives, even in a difficult macroeconomic environment. With our recent product launches, including the Quantum X Arm and next generation Focus Premium Max Laser Scanner, we are excited about the actions we are taking to drive organic revenue growth over the longer term.”
Third Quarter 2024 Financial Summary
•Total sales of $82.6 million, down 5% year over year
•Gross margin of 55.7%, compared to 48.0% in the prior year period
•Non-GAAP gross margin of 56.1%, compared to 48.9% in the prior year period
•Operating expenses of $43.8 million, compared to $48.6 million in the prior year period
•Non-GAAP operating expenses of $40.1 million, compared to $41.5 million in the prior year period
•Net loss of $0.3 million, or $(0.02) per share compared to net loss of $8.8 million, or $(0.46) per share in the prior year period
•Non-GAAP net income of $4.0 million, or $0.21 per share compared to non-GAAP net income of $0.5 million, or $0.03 per share in the prior year period
•Adjusted EBITDA of $8.9 million, or 10.7% of total sales compared to $3.5 million, or 4.1% of total sales in the prior year period

•Cash, cash equivalents & short-term investments of $88.9 million compared to $96.3 million as of December 31, 2023
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Fourth Quarter 2024

For the fourth quarter ending December 31, 2024, FARO currently expects:
•Revenue in the range of $88 to $96 million
•Gross margin in the range of 55.6% to 57.1%. Non-GAAP gross margin in the range of 56.0% to 57.5%
•Operating expenses in the range of $47.4 to $49.4 million. Non-GAAP operating expenses in the range of $40.5 to $42.5 million
•Net (loss) income per share in the range of ($0.15) to $0.05. Non-GAAP net income per share in the range of $0.32 to $0.52.
Conference Call
The Company will host a conference call to discuss these results on Wednesday, November 6, 2024, at 4:30 p.m. ET. Interested parties can access the conference call by dialing (800) 343-4849 (U.S.) or +1 (785) 424-1699 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the Company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For over 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit www.faro.com.
Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, exclude the impact of purchase accounting intangible amortization expense, stock-based compensation, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net income (loss) before interest (income) expense, net, income tax benefit (expense) and depreciation and amortization, and Adjusted EBITDA, which is calculated as

EBITDA, excluding other (income) expense, net, stock-based compensation, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net income (loss). We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.

We have included non-GAAP total sales on a constant currency basis. The most directly comparable GAAP measure to total sales on a constant currency basis is total sales. We believe constant currency information is useful in analyzing underlying trends in our business and the commercial performance of our products by eliminating the impact of highly volatile fluctuations in foreign currency markets and allows for period-to-period comparisons of our performance. For simplicity, we may elect to omit this information in future periods if we determine a lack of material impact. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to U.S. dollars at the exchange rate in effect during the last day of the prior comparable period.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.

These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the fourth quarter of 2024, demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring and integration plans and the timing and amount of cost savings and other benefits expected to be realized from the restructuring and integration plans and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its strategic plan, restructuring plan and integration plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the changes in our executive management team in 2023 and 2024 and the loss of any of our executive officers or other key personnel, which may be impacted by factors such as our inability to competitively address inflationary pressures on employee compensation and flexibility in employee work arrangements;
•the outcome of any litigation to which the Company is or may become a party;
•loss of future government sales;
•potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of general economic and financial market conditions, including in response to public health concerns;
•assumptions regarding the Company’s financial condition or future financial performance may be incorrect;
•the impact of fluctuations in foreign exchange rates and inflation rates; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 28, 2024, as supplemented by the Company’s Quarterly Reports on Form 10-Q, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts
FARO Technologies, Inc.
Matthew Horwath, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Sales
Product	$61,461	$66,911	$186,309	$199,754
Service	21,102	19,902	62,583	60,237
Total sales	82,563	86,813	248,892	259,991
Cost of sales
Product	26,246	34,640	82,817	112,691
Service	10,341	10,499	32,003	32,587
Total cost of sales	36,587	45,139	114,820	145,278
Gross profit	45,976	41,674	134,072	114,713
Operating expenses
Selling, general and administrative	34,041	37,970	106,224	117,907
Research and development	9,771	8,188	28,628	32,568
Restructuring costs	—	2,442	616	15,130
Total operating expenses	43,812	48,600	135,468	165,605
Income (loss) from operations	2,164	(6,926)	(1,396)	(50,892)
Other (income) expense
Interest expense	1,023	691	2,615	2,529
Other (income) expense, net	175	(381)	157	(125)
Income (loss) before income tax	966	(7,236)	(4,168)	(53,296)
Income tax expense	1,255	1,520	3,912	4,869
Net loss	$(289)	$(8,756)	$(8,080)	$(58,165)
Net loss per share - Basic	$(0.02)	$(0.46)	$(0.42)	$(3.08)
Net loss per share - Diluted	$(0.02)	$(0.46)	$(0.42)	$(3.08)
Weighted average shares - Basic	19,266,217	18,953,251	19,218,004	18,899,954
Weighted average shares - Diluted	19,266,217	18,953,251	19,218,004	18,899,954

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$88,913	$76,787
Short-term investments	—	19,496
Accounts receivable, net	83,208	92,028
Inventories, net	39,055	34,529
Prepaid expenses and other current assets	34,252	38,768
Total current assets	245,428	261,608
Non-current assets:
Property, plant and equipment, net	19,544	21,181
Operating lease right-of-use assets	17,208	12,231
Goodwill	110,972	109,534
Intangible assets, net	46,325	47,891
Service and sales demonstration inventory, net	21,436	23,147
Deferred income tax assets, net	24,826	25,027
Other long-term assets	3,891	4,073
Total assets	$489,630	$504,692
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,438	$27,404
Accrued liabilities	25,208	29,930
Income taxes payable	6,881	5,699
Current portion of unearned service revenues	41,495	40,555
Customer deposits	4,282	4,251
Lease liabilities	4,645	5,434
Total current liabilities	112,949	113,273
Loan - 5.50% Convertible Senior Notes	70,096	72,760
Unearned service revenues - less current portion	20,051	20,256
Lease liabilities - less current portion	15,412	10,837
Deferred income tax liabilities	13,048	13,308
Income taxes payable - less current portion	2,510	5,629
Other long-term liabilities	46	23
Total liabilities	234,112	236,086
Commitments and contingencies
Shareholders’ equity:
Common stock - par value $0.001, 50,000,000 shares authorized; 20,869,974 and 20,343,359 issued, respectively; 18,908,076 and 18,968,798 outstanding, respectively	20	20
Additional paid-in capital	354,765	346,277
Retained earnings	(17,869)	(9,789)
Accumulated other comprehensive loss	(40,729)	(37,247)
Common stock in treasury, at cost - 1,961,898 and 1,374,561 shares held, respectively	(40,669)	(30,655)
Total shareholders’ equity	255,518	268,606
Total liabilities and shareholders’ equity	$489,630	$504,692

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from:
Operating activities:
Net loss	$(8,080)	$(58,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,709	11,728
Stock-based compensation	8,471	12,276
Inventory write-downs	—	8,132
Asset impairment charges	—	5,333
Deferred income tax (benefit) and other non-cash charges	(1,230)	(82)
Provision for excess and obsolete inventory	861	1,754
Amortization of debt discount and issuance costs	336	294
Loss on disposal of assets	974	(155)
Provisions for bad debts, net of recoveries	966	834
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	6,864	1,282
Inventories	(8,097)	(544)
Prepaid expenses and other current assets	4,298	4,047
(Decrease) Increase in:
Accounts payable and accrued liabilities	(1,722)	(2,802)
Income taxes payable	(1,884)	653
Customer deposits	144	(1,534)
Unearned service revenues	778	(1,198)
Other liabilities	(1,033)	567
Net cash provided by (used in) operating activities	13,355	(17,580)
Investing activities:
Purchases of property and equipment	(3,559)	(5,016)
Maturity of short-term investments	20,009	—
Cash paid for technology development, patents and licenses	(4,822)	(5,071)
Net cash provided by (used in) investing activities	11,628	(10,087)
Financing activities:
Payments on finance leases	(135)	(154)
Cash settlement of equity awards	—	(89)
Repurchases of common stock	(10,014)	—
Proceeds from issuance of 5.50% Convertible Senior Notes, due 2028, net of discount, issuance cost and accrued interest	—	72,310
Repayment of 5.50% Convertible Senior Notes, due 2028	(2,685)	—
Payment of contingent consideration for business acquisition	—	(1,098)
Net cash (used in) provided by financing activities	(12,834)	70,969
Effect of exchange rate changes on cash and cash equivalents	(23)	(1,195)
Increase in cash and cash equivalents	12,126	42,107
Cash and cash equivalents, beginning of period	76,787	37,812
Cash and cash equivalents, end of period	$88,913	$79,919

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2024	2023	2024	2023
Gross profit, as reported	$45,976	$41,674	$134,072	$114,713
Stock-based compensation (1)	381	280	1,085	972
Restructuring and other costs (2)	—	456	2	1,326
Non-GAAP adjustments to gross profit	381	736	1,087	2,298
Non-GAAP gross profit	$46,357	$42,410	$135,159	$117,011
Gross margin, as reported	55.7%	48.0%	53.9%	44.1%
Non-GAAP gross margin	56.1%	48.9%	54.3%	45.0%

Selling, general and administrative, as reported	$34,041	$37,970	$106,224	$117,907
Stock-based compensation (1)	(1,858)	(3,588)	(5,996)	(9,710)
Restructuring and other costs (2)	—	—	(3,453)	—
Purchase accounting intangible amortization	(283)	(663)	(1,167)	(2,024)
Non-GAAP selling, general and administrative	$31,900	$33,719	$95,608	$106,173

Research and development, as reported	$9,771	$8,188	$28,628	$32,568
Stock-based compensation (1)	(529)	176	(1,390)	(1,594)
Purchase accounting intangible amortization	(1,085)	(501)	(2,089)	(1,541)
Non-GAAP research and development	$8,157	$7,863	$25,149	$29,433

Operating expenses, as reported	$43,812	$48,600	$135,468	$165,605
Stock-based compensation (1)	(2,387)	(3,411)	(7,386)	(11,304)
Restructuring and other costs (2)	—	(2,495)	(4,069)	(16,337)
Purchase accounting intangible amortization	(1,368)	(1,164)	(3,256)	(3,565)
Non-GAAP adjustments to operating expenses	(3,755)	(7,070)	(14,711)	(31,206)
Non-GAAP operating expenses	$40,057	$41,530	$120,757	$134,399

Income (loss) from operations, as reported	$2,164	$(6,926)	$(1,396)	$(50,892)
Non-GAAP adjustments to gross profit	381	737	1,087	2,298
Non-GAAP adjustments to operating expenses	3,755	7,070	14,711	31,206
Non-GAAP income (loss) from operations	$6,300	$881	$14,402	$(17,388)

Net loss, as reported	$(289)	$(8,756)	$(8,080)	$(58,165)
Non-GAAP adjustments to gross profit	381	737	1,087	2,298
Non-GAAP adjustments to operating expenses	3,755	7,070	14,711	31,206
Income tax effect of non-GAAP adjustments (3)	(819)	(1,952)	(3,532)	(10,409)
Other tax adjustments (3)	967	3,358	4,861	17,700
Non-GAAP net income (loss)	$3,995	$457	$9,047	$(17,370)

Net loss per share - Diluted, as reported	$(0.02)	$(0.46)	$(0.42)	$(3.08)
Stock-based compensation (1)	0.14	0.19	0.44	0.65
Restructuring and other costs (2)	—	0.16	0.21	0.93
Purchase accounting intangible amortization	0.08	0.06	0.17	0.19
Income tax effect of non-GAAP adjustments (3)	(0.04)	(0.10)	(0.18)	(0.55)
Other tax adjustments (3)	0.05	0.18	0.25	0.94
Non-GAAP net income (loss) per share - Diluted	$0.21	$0.03	$0.47	$(0.92)

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. On February 7, 2023, our Board of Directors approved an integration plan (the "Integration Plan"), which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits associated with the Restructuring Plan, Integration Plan, and executive transitions.

(3) The Income tax effect of non-GAAP adjustments is calculated by applying a statutory tax rate to Non-GAAP adjustments, including Stock-based compensation, Restructuring and other costs, non-recurring Inventory reserve charges, and Purchase accounting intangible amortization and fair value adjustments. In addition, when estimating our Non-GAAP income tax rate, we exclude the impact of items that impact our reported income tax rate that we do not believe are representative of our ongoing operating results, including the impact of valuation allowances we are currently recording in certain jurisdictions and certain discrete items such as adjustments to uncertain tax position reserves, as these items are difficult to predict and can impact our effective income tax rate. Specifically, Other tax adjustments during the nine months ended September 30, 2024 were comprised of $4.4 million related to the impact of valuation allowance adjustments and $0.5 million related to other discrete items. During the three months ended September 30, 2024, Other tax adjustments were comprised of $0.8 million related to the impact of valuation allowance adjustments and $0.2 million related to other discrete items. In 2023, Other tax adjustments during the nine months ended September 30, 2023 were comprised of $11.2 million related to the impact of valuation allowance adjustments and $6.5 million related to other items, including equity based compensation book to tax differences, non-GAAP adjustments impact on Global intangible low-taxed income and Prepaid tax on intercompany profit. During the three months ended September 30, 2023, Other tax adjustments were comprised of $2.0 million related to the impact of valuation allowance adjustments and $1.4 million related to other items, including equity based compensation book to tax differences, non-GAAP adjustments impact on Global intangible low-taxed income and Prepaid tax on intercompany profit.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net loss	$(289)	$(8,756)	$(8,080)	$(58,165)
Interest expense, net	1,023	691	2,615	2,529
Income tax expense	1,255	1,520	3,912	4,869
Depreciation and amortization	3,921	3,803	11,709	11,728
EBITDA	5,910	(2,742)	10,156	(39,039)
Other expense (income), net	175	(381)	157	(125)
Stock-based compensation	2,768	3,692	8,471	12,276
Restructuring and other costs (1)	—	2,951	4,071	17,663
Adjusted EBITDA	$8,853	$3,520	$22,855	$(9,225)
Adjusted EBITDA margin (2)	10.7%	4.1%	9.2%	(3.5)%

(1) On February 14, 2020, our Board of Directors approved the Restructuring Plan, which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. On February 7, 2023, our Board of Directors approved the Integration Plan, which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits associated with the Restructuring Plan, Integration Plan, and executive transitions.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Total sales to external customers as reported
Americas (1)	$40,353	$41,033	$117,748	$124,734
EMEA (1)	25,461	25,621	75,496	74,641
APAC (1)	16,749	20,159	55,648	60,616
	$82,563	$86,813	$248,892	$259,991

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Total sales to external customers in constant currency (2)
Americas (1)	$40,707	$40,879	$118,126	$124,682
EMEA (1)	24,278	24,954	73,127	73,060
APAC (1)	16,497	19,883	55,441	58,437
	$81,482	$85,716	$246,694	$256,179

(1) Regions represent North America and South America (“Americas”); Europe, the Middle East, and Africa (“EMEA”); and the Asia-Pacific (“APAC”).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023

Hardware	$50,301	$55,706	$152,968	$167,484
Software	11,159	11,205	33,341	32,270
Service	21,103	19,902	62,583	60,237
Total Sales	$82,563	$86,813	$248,892	$259,991

Hardware as a percentage of total sales	60.9%	64.2%	61.5%	64.4%
Software as a percentage of total sales	13.5%	12.9%	13.4%	12.4%
Service as a percentage of total sales	25.6%	22.9%	25.1%	23.2%

Total Recurring Revenue (3)	$17,431	$17,056	$51,287	$50,137
Recurring revenue as a percentage of total sales	21.1%	19.6%	20.6%	19.3%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2,568	$(4,373)	$13,355	$(17,580)
Purchases of property and equipment	(1,871)	(704)	(3,559)	(5,016)
Cash paid for technology development, patents and licenses	(1,430)	(1,455)	(4,822)	(5,071)
Free Cash Flow	(733)	(6,532)	4,974	(27,667)
Restructuring and other cash payments (1)	343	6,279	3,100	11,014
Adjusted Free Cash Flow	$(390)	$(253)	$8,074	$(16,653)

(1) On February 7, 2023, our Board of Directors approved the Integration Plan, which is intended to streamline and simplify operations, particularly around our recent acquisitions and the resulting redundant operations and offerings. The Restructuring and other costs primarily consist of severance and related benefits associated with the Restructuring Plan, Integration Plan, and executive transitions.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal quarter ending December 31, 2024
	Low	High
GAAP gross margin	55.6%	57.1%
Stock-based compensation	0.4%	0.4%
Non-GAAP gross margin	56.0%	57.5%

	Fiscal quarter ending December 31, 2024
(in thousands)	Low	High
GAAP operating expenses	$47,400	$49,400
Stock-based compensation	(3,600)	(3,600)
Purchase accounting intangible amortization	(1,100)	(1,100)
Restructuring and other costs	(2,200)	(2,200)
Non-GAAP operating expenses	$40,500	$42,500

	Fiscal quarter ending December 31, 2024
	Low	High
GAAP diluted earnings per share range	$(0.15)	$0.05
Stock-based compensation	0.21	0.21
Purchase accounting intangible amortization	0.06	0.06
Restructuring and other costs	0.11	0.11
Non-GAAP tax adjustments	0.09	0.09
Non-GAAP diluted earnings per share	$0.32	$0.52